Exhibit 99.28(a)(8)

WRITTEN INSTRUMENT AMENDING THE
FIRST AMENDED AND RESTATED DECLARATION OF TRUST

ASSET MANAGEMENT FUND
WHEREAS, the Trustees of Asset Management Fund (the “Trust”) previously established and designated the Ultra Short Fund (the “Fund”) as a series of the Trust;
WHEREAS, there are no Interests in the Fund outstanding as of the date hereof;
WHEREAS, Section 6.2(b) and 6.19 of Article VI of the Trust’s First Amended and Restated Declaration of Trust dated September 22, 2006 (the “Declaration of Trust”) authorizes the Trustees to abolish any series if no Interests are outstanding;
The undersigned, the Trustees of the Trust, a Delaware statutory trust, pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust effective as of September 30, 2014 as follows:
1.	Ultra Short Fund, a previously established and designated series of the Trust is hereby abolished;

2.	The reference to Ultra Short Fund set forth in Section 6.2 of Article VI is hereby deleted.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have as of this 30th day of September, 2014 signed these presents.
/s/ Rodger D. Shay	/s/ David F. Holland
Rodger D. Shay	David F. Holland

/s/ Rodger D. Shay, Jr.	/s/ William A. McKenna, Jr.
Rodger D. Shay, Jr.	William A. McKenna, Jr.

/s/ Gerald J. Levy	/s/ Maria F. Ramirez
Gerald J. Levy	Maria F. Ramirez